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                                                                    EXHIBIT 10.5

           2002 ASPREVA INCENTIVE STOCK PURCHASE PLAN TRUST AGREEMENT

THIS AGREEMENT AMENDED AND RESTATED as of the 28th day of January, 2002

B E T W E E N:

            ASPREVA PHARMACEUTICALS CORP., a corporation incorporated under the laws of Canada

            (the "CORPORATION")

                                     - and -

            MR. RICHARD M. GLICKMAN, an individual resident in the Province of British Columbia

            (the "TRUSTEE")

RECITALS:

A. The Corporation wishes to establish a trust for the benefit of directors, officers, employees and consultants of the Corporation and directors, officers and employees of Affiliated Corporations (as defined in this Agreement) and, in conjunction therewith, has established the employee stock purchase plan trust (the "TRUST") for purposes of providing for the purchase of shares by directors, officers and employees of the Corporation and of Affiliated Corporations.

B.    The Corporation has settled $100.00 (the "SETTLED FUNDS") on the Trust.

C. The Trust will subscribe for 1,000,000 common shares in the capital of the Corporation (the "COMMON SHARES") and the Trust will pay the aggregate subscription price (the "AGGREGATE SUBSCRIPTION PRICE") for the 1,000,000 Common Shares out of the Settled Funds and the Corporation will allot and issue 1,000,000 Common Shares to the Trustee to be held in trust for the Trust in consideration for the Aggregate Subscription Price.

D. The Corporation wishes to appoint Dr. Richard M. Glickman as trustee of the Trust to carry out the duties of the Trustee in accordance with this Agreement and the Trustee is willing to accept such appointment pursuant to the terms of this Agreement.

THEREFORE in consideration of the premises and the mutual covenants of the parties provided in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Corporation and the Trustee hereby agree as follows:

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                                   ARTICLE 1
                         DEFINITIONS, GENDER AND NUMBER

1.1   DEFINITIONS

In this Agreement, the following terms means:

      "AFFILIATED CORPORATION" means a corporation which is an "affiliate" (as defined in the B.C. Securities Act) of the Corporation.

      "APPLICABLE LAW" means any federal or provincial legislation or regulations, and any policies or administrative practices of any domestic or foreign regulatory authority as may from time to time apply to the Trust, including tax and securities legislation, regulations, policies and administrative practices.

      "B.C. SECURITIES ACT" means the Securities Act (British Columbia) and the rules and regulations promulgated under it, both as amended from time to time.

      "COMMON SHARES" has the meaning set out in recital C to this Agreement.

      "PARTICIPANT" means a director, officer or employee of the Corporation or of an Affiliated Corporation and any other person eligible to receive stock options under the Plan.

      "PURCHASE AGREEMENT" means an agreement between the Corporation and a Participant which sets out the terms and conditions upon which such Participant may purchase Trust Shares from the Trust.

      "PLAN" means the Stock Option Plan of the Corporation, as amended from time to time.

      "TRUST SHARES" means the 1,000,000 Common Shares referred to in the recitals to this Agreement and any securities which may be substituted for such Common Shares.

1.2   GENDER AND NUMBER

Words importing the singular shall include the plural and vice versa and words importing the male gender shall extend to and include the feminine and neuter genders, unless the context clearly requires otherwise.

                                   ARTICLE 2
                        THE TRUST AND ACCEPTANCE OF TRUST

2.1   APPOINTMENT OF TRUSTEE

The Corporation hereby appoints the Trustee, and the Trustee hereby accepts the appointment, as trustee of the Trust to carry out the duties of the Trustee in accordance with the terms and conditions of this Agreement and the Plan and in trust for the Participants, their beneficiaries and estates. The Trustee hereby accepts the trust created by this Agreement and agrees to hold,

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manage, invest, reinvest, administer and distribute the assets of the Trust in accordance with the provisions of this Agreement.

2.2   ESTABLISHMENT OF THE TRUST

Upon receipt of the Aggregate Subscription Price by the Corporation, the Corporation will deliver or cause to be delivered to the Trustee the Trust Shares. The Trust Shares or any replacements or substitutes therefor, together with all earnings, profits, increments and accruals arising therefrom, less authorized payments therefrom, shall constitute the Trust. The Trustee shall have no liability or responsibility for any property until it is in fact received by the Trustee or any sub-custodian appointed hereunder.

2.3   TRUST TO BE SEPARATELY MAINTAINED

The Trustee shall keep the Trust Shares and all other assets of the Trust which it may hold from time to time in accordance with the terms of this Agreement, separate and distinct from all other monies, assets, investments and securities including Common Shares which it may hold from time to time.

2.4   INVESTMENT OF TRUST

The Trustee shall, except as otherwise provided in this Agreement or pursuant to instructions of the Corporation, deposit any cash received from sales of Trust Shares plus earnings, profits, increments, accruals and accretions arising therefrom of the Trust in a bank account with a Canadian financial institution or in such short-term investments as may be specified in the instructions received from the Corporation.

2.5   TRUST

The Trustee shall until the wind-up of the Trust hold the Trust for the exclusive benefit of Participants, and may at any time and from time to time pay, transfer or distribute any capital or income of the Trust to or for the benefit of any one or more Participants in such proportions and manner and at such times as the Trustee in his sole and unfettered discretion may determine, including without limitation in accordance with a request or direction delivered to the Trustee from the Corporation from time to time, and whether all to any one or more Participants or to the complete exclusion of any one or more Participants, provided the Trustee may elect to wind-up the Trust at any time, and shall wind-up the Trust on the day prior to the eightieth (80th) anniversary of the date of this settlement, at which time the whole of the Trust then remaining, if any, shall be distributed among Participants or to the Corporation in such proportions and manner and at such times as the Trustee in his sole and unfettered discretion may determine, including without limitation in accordance with a request or direction delivered to the Trustee from the Corporation, and whether all to the Corporation or any one or more Participants or to the complete exclusion of any one or more of the Corporation or any Participants.

2.6   RIGHTS OF PARTICIPANTS NOT VESTED

Nothing in this Agreement shall be construed to give any Participant any vested right, title or interest in or to any Trust Shares or any assets, earnings, profits, increments, accruals or

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accretions to the Trust unless and until the Trustee shall exercise his unfettered discretion in favour of any such Participant, and a Participant's interests shall be limited to the extent of the exercise of such discretion, and the Trustee shall in no case be compelled or required to favour any particular Participant and no Participant, in the absence of the exercise of such unfettered discretion on the part of the Trustee, shall have any interest in the Trust or its property. The Trustee may nevertheless in the Trustee's unfettered discretion from time to time sell shares of the Corporation forming all or part of the Trust to any one or more Participants selected by the Trustee on such terms, at such times, and at such prices as the Corporation may direct from time to time. Any Participant may be excluded from participation in any such sale by the Trustee in the Trustee's unfettered discretion.

                                   ARTICLE 3
                             CONCERNING THE TRUSTEE

3.1   DUTIES AND RESPONSIBILITIES OF THE TRUSTEE

The duties and responsibilities of the Trustee shall be limited to carrying out the terms of this Agreement and exercising its powers with respect to all matters relating to the Trust, honestly and in good faith, and with the care, diligence, and skill that a reasonably prudent trustee would exercise in comparable circumstances.

3.2   AUTHORITY OF TRUSTEE CONCLUSIVE

All persons dealing with the Trustee are released from inquiry into any decision or authority of the Trustee relating to the Trust and from seeing to the application of any monies, securities, or other property paid or delivered to the Trustee. Every document which has been executed by the Trustee as provided by this Agreement shall be conclusive in favour of any person relying on such document that: at the time of the document's delivery this Agreement was in full force and effect; the document was effected in accordance with the terms and conditions of this Agreement; and the Trustee was duly authorized and empowered to execute such document.

3.3   GENERAL POWERS

The Trustee shall have each and every power, right and authority necessary or desirable to enable it to administer the Trust and carry out its obligations under this Agreement, including, without restricting the generality of the foregoing:

      (a) to hold the Trust Shares and retain such Trust Shares in trust under the terms and conditions of this Agreement;

      (b) to hold monies received by it from sales of Trust Shares to Participants in accordance with any Purchase Agreement and/or this Agreement;

      (c) to hold all earnings, profits, increments, accruals and accretions resulting from the Trust and/or the Trust Shares and on such funds as may be received by the Trustee from such earnings, profits, increments, accruals and accretions;

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      (d)   to sell for cash the Trust Shares to Participants who have been extended the opportunity by the Corporation to purchase Trust Shares, on the terms and conditions which the Corporation may direct the Trust from time to time, in accordance with any Purchase Agreement and/or this Agreement, including the sale of the Trust Shares at a price below their then current fair market value (in which case the Trustee is empowered and authorized to effect such sale in accordance with such specified terms);

      (e) to the extent required or permitted by Applicable Laws, and as the Corporation may direct the Trust from time to time, to vote upon any stocks, bonds or other securities; to give general or special proxies or powers of attorney with or without power of substitution; to exercise any conversion privileges, subscription rights, or other options, and to make any payments incidental thereto; to oppose, or to consent to, or otherwise participate in, reorganizations or other changes affecting securities, to delegate discretionary powers, to pay any assessments or charges in connection therewith, and generally to exercise any of the powers of an owner with respect to all stocks, bonds, securities or other property held as part of the Trust;

      (f) to commence, defend, adjust, or settle suits or legal proceedings in connection with the Trust (including any taken by the Trust against the Corporation); to represent the Trust in any such suits or legal proceedings and, except where the interest of the Corporation is adverse to the Trust, to keep the Corporation informed; provided, however, that the Trustee shall not be obliged to do so unless it receives adequate direction and security from the Corporation, the Trust, or the Participants, that it will be indemnified against all reasonable expenses and liabilities sustained or anticipated by the Trustee with respect to such suits or legal proceedings;

      (g) in consultation with the Corporation, where, in the Trustee's opinion, it is reasonable to do so, employ such counsel, actuaries, auditors, advisors, agents, or other persons (including any such Persons who may be employed by the Corporation) ("ADVISORS") as the Trustee may deem necessary from time to time for the purpose of discharging its duties under this Agreement; and

      (h) to do all such acts, take all such proceedings, and exercise all such rights and privileges, although not specifically mentioned herein, as the Trustee may deem necessary to administer the Trust and to carry out the purposes of the Trust.

The exercise of any one or more of the foregoing powers or any combination of such powers from time to time shall not be deemed to exhaust the rights of the Trustee to exercise such power or powers or combination of them after the time in which such power or powers were so exercised.

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3.4   LIABILITY OF TRUSTEE

The Trustee shall not be responsible for the adequacy of the Trust to meet any subscription for Common Shares by a Participant under the Plan, nor for any loss to, or diminution of, the Trust, except when such inadequacy, loss or diminution is caused by the gross negligence, fraud or wilful misconduct of the Trustee.

The Trustee shall not incur any liability or be in any way responsible for the consequences of any breach on the part of the Corporation of any covenant contained in this Agreement. Except for the payment of the Aggregate Subscription Price as provided for in the recitals to this Agreement, the Trustee shall have no obligation to disburse or expend its own funds.

The Trustee shall be entitled to rely on, and shall be fully protected in giving effect to, instructions or directions singed by any one director or officer of the Corporation.

3.5   INDEMNIFICATION OF TRUSTEE

The Corporation hereby indemnifies and holds harmless the Trustee from and against any and all liabilities, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements, including Advisor fees and disbursements (collectively, the "LIABILITIES") which may, at any time, be imposed on, incurred by or asserted against the Trustee arising from or out of this Agreement; provided that the Corporation shall not be required to indemnify the Trustee in the event that such Liabilities are a result of the gross negligence, fraud or wilful misconduct of the Trustee. This provision shall survive the resignation or removal of the Trustee or the termination of this Agreement.

3.6   PERMITTED RELIANCE

Provided the selection of any Advisors employed by the Trustee under this Agreement was made by the Trustee with reasonable care and in accordance with the terms of this Agreement, and provided the Trustee supervised the Advisors in a manner appropriate for the circumstances, the Trustee shall be fully protected in acting or refraining from acting in good faith on the opinion, or advice of, or information obtained from any such Advisors in relation to any matter arising in the administration of the Trust.

The Trustee shall be protected in acting and relying upon any written notice, certificate, confirmation, request, waiver, consent, receipt, statutory declaration or other paper or document (collectively referred to as the "DOCUMENTS") furnished to it and signed by any person required to or entitled to execute and deliver to the Trustee any such Documents in connection with any act or omission of the Trustee under this Agreement, not only as to its due execution and the validity and effectiveness of the Documents' provisions, but also as to the truth and accuracy of any information contained in such Documents, which the Trustee in good faith believes to be genuine.

3.7   PERMITTED CONFLICTS OF INTEREST

Subject to any liabilities or limitations otherwise imposed on the Trustee in this Agreement, the Trustee may from time to time in its discretion:

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      (a)   on its own account or for the account of another (in a fiduciary capacity or otherwise) appoint, employ, invest in, contract, or deal with any individual, firm, partnership, association, trust, or body corporate, including without limitation, itself, any Participant, the Corporation, and anyone with which it may be directly or indirectly affiliated or in which it may be directly or indirectly interested without any consent, authorization or disclosure of any party; and

      (b) on its own account or for the account of another (in a fiduciary capacity or otherwise) purchase, hold, sell, invest in, or otherwise deal with securities or other property of the same class and nature as the Trust Shares.

3.8   EXPENSES

All costs and expenses incurred by the Trust or incurred by the Trustee in connection with the exercise or performance of its powers and duties under this Agreement, including without limitation any out-of-pocket expenses incurred by the Trustee in complying with the provisions of Section 3.10 of this Agreement, shall be borne by the Corporation. Upon request, from time to time, the Corporation shall reimburse the Trustee for all such costs and expenses.

3.9   ACCOUNTS AND RECORDS

The Trustee shall keep and maintain accurate and detailed accounts and records to record all transactions with respect to its administration of the Trust, in addition to such other accounts and records as the Corporation may reasonably request. The Corporation, or any duly authorized representative, on not less than five (5) days' notice may during normal business hours inspect and audit all such accounts and records, as well as the assets of the Trust.

In the absence of specific written objections filed by the Corporation with the Trustee within one (1) month after the Corporation's receipt of such statements of account, such statements of account shall be deemed to have been approved; and in such case, or upon the written approval of the Corporation of any such statements of account, the Trustee shall be released, relieved, and discharged with respect to all matters and things set forth in such statements as though the such statements had been settled by the decree of a court of competent jurisdiction; provided, however, that such release and discharge shall not apply to relieve the Trustee from liability for any matter or thing which arises as a result of the Trustee's own gross negligence, fraud or wilful misconduct.

The Trustee may require the Corporation or a Participant to submit to it any information, data, reports, or documents reasonably relevant to and suitable for the purposes of administering the Trust.

3.10  INCOME TAX AND CERTAIN OTHER OBLIGATIONS

The Trustee shall file, or cause to be filed, in prescribed form and within the prescribed time, such income tax returns and information returns on behalf of the Trust as are required by the Income Tax Act (Canada) or any other applicable federal or provincial laws and shall furnish the Corporation with all requisite statements for income tax purposes.

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3.11  RESIGNATION AND REMOVAL OF TRUSTEE

The Trustee may resign and be discharged as trustee of the Trust by filing written notice with the Corporation; and the Corporation may remove any Trustee as trustee of the Trust, at any time, with or without cause, by filing a signed notice with the Trustee. However, such resignation or removal shall only take effect one (1) month following the giving of such notice, unless the party to be notified waives such requirement.

3.12  APPOINTMENT OF SUCCESSOR TRUSTEE

In the event a Trustee resigns or is removed or if a vacancy in the trusteeship of the Trust arises for any reason, a successor shall be appointed by the Corporation. The appointment and acceptance by the successor Trustee shall be evidenced by instruments in writing executed by the Corporation and the successor Trustee respectively. Upon its acceptance of the appointment, any successor Trustee shall have the same powers and duties as those conferred upon the Trustee under this Agreement, and the replaced Trustee shall assign, transfer, and pay over to its successor all assets then constituting the Trust and at the time of such assignment or transfer of the assets then constituting the Trust, the Corporation shall pay to the replaced Trustee such reasonable expenses due to it in connection with its administration of the Trust to the date of its resignation or removal, that have not yet been paid by the Corporation. The replaced Trustee shall also deliver any and all records, books, and documents in the Trustee's possession as may be required to effect such assignment, transfer, and payment over of the Trust.

3.13  LIABILITY FOLLOWING RESIGNATION OR REMOVAL

Upon completing the transfer to its successor in accordance with Section 3.12 of this Agreement, the replaced Trustee shall be discharged from any further liability, obligation, and responsibility with respect to the Trust or the Plan, except for any matter or thing which arose during its term of trusteeship as a result of its own gross negligence, fraud or wilful misconduct.

                                   ARTICLE 4
                            AMENDMENT AND TERMINATION

4.1   AMENDMENT

This Agreement may be amended at any time and from time to time, in whole or in part, by an instrument in writing executed by the Corporation and the Trustee, provided that no such amendment shall authorize or permit any part of the Trust to be used for or diverted to purposes other than those provided for under the terms of the Plan or this Agreement.

4.2   TERMINATION

This Agreement and the Trust may be terminated at any time by an instrument in writing executed by the Corporation and the Trustee.

      (a) Upon termination of the Trust the Trustee will wind up and terminate the Trust as follows:

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            (i)   provide for final accounting for the purposes of the
                  termination of the Trust;

            (ii) file final trust returns under applicable federal and provincial law and obtain the necessary clearance certificates; and

            (iii) distribute the balance, if any, of the Trust in accordance with this Agreement and the Plan upon receipt of the Corporation's written direction.

      (b) Upon termination of the Trust the Corporation will provide for payment by the Corporation to the Trustee of all of its expenses, claims and obligations up to the date of termination with respect to its acting as Trustee, including the expenses incidental to such termination.

                                   ARTICLE 5
                               GENERAL PROVISIONS

5.1   NOTICES

Unless otherwise provided in this Agreement, any notice required or permitted under this Agreement or under the Plan, shall be in writing and shall be sufficiently given if and when delivered personally, sent by facsimile or mailed by prepaid post addressed:

      (a)   if to the Corporation:

            Aspreva Pharmaceuticals Corporation
            c/o Farris Vaughan Wills & Murphy
            26th Floor, 700 West Georgia Street
            Vancouver, BC V7Y 1B3
            Attention: R. Hector MacKay-Dunn

      (b)   if to the Trustee:

            Dr. Richard M. Glickman
            2377 Tryon Rd.
            Sidney, B.C.
            V8L 5H8

Any notice given by: (i) prepaid post, shall be deemed to have been received on the fifth (5th) business day next following the day of mailing, (ii) delivery, shall be deemed to have been received on the date of receipt and (iii) confirmed facsimile, shall be deemed to have been received on the date of the transmission.

5.2   SEVERABILITY

If any provision of this Agreement shall be held illegal or invalid for any reason by a court of competent jurisdiction, such illegality or invalidity shall not affect the remaining provisions of

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the Agreement, and the Agreement shall be construed and enforced as if such illegal or invalid provision had never formed part of this Agreement.

5.3   ENTIRE AGREEMENT

This Agreement constitutes the entire agreement between the parties to this Agreement with respect to the subject matters of this Agreement and supersedes all and any prior agreements, negotiations and understandings, whether oral or written, of the parties in respect to the subject matter of this Agreement.

5.4   ASSIGNMENT

This Agreement may not be assigned by the Trustee except as provided for in this Agreement. It may be assigned by the Corporation, without the Trustee's consent, to a successor of its business, to any corporation resulting from the amalgamation or merger of the Corporation with one or more corporations, or to any corporation resulting from the reorganization of the Corporation.

5.5   AGREEMENT AND PLAN

If there is a conflict between any provision of this Agreement and a provision of the Plan, the provision in this Agreement shall prevail.

5.6   GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable in the Province of British Columbia.

5.7   BINDING EFFECT

This Agreement shall enure to the benefit of and be binding upon the Corporation, the Trustee and their respective permitted successors and assigns.

IN WITNESS OF WHICH, the parties have caused this Amended and Restated Agreement to be duly executed.

                                        ASPREVA PHARMACEUTICALS CORP.

                                        By: /s/ NOEL HALL
                                            --------------------------------
                                            Name:
                                            Title:

                                        By:
                                            --------------------------------
                                            Name:
                                            Title:

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SIGNED, SEALED & DELIVERED
In the presence of:

/s/ DARSH THOMSEN                             /s/ RICHARD M. GLICKMAN
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Witness                                       DR. RICHARD M. GLICKMAN